  As filed with the Securities and Exchange Commission on November 12, 1999
                                                 Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                            TITAN EXPLORATION, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                     75-2671582
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

         500 West Texas, Suite 200                            79701
           Midland, Texas 79701                            (Zip Code)
  (Address of principal executive offices)

                            ------------------------

                             1999 Stock Option Plan
                            (Full title of the Plan)

                            ------------------------


                               Jack D. Hightower
                      President, Chief Executive Officer
                           and Chairman of the Board
                            Titan Exploration, Inc.
                           500 West Texas, Suite 200
                             Midland, Texas 79701
                                (915) 498-8600
           (Name, address and telephone number of agent for service)


                                   Copy to:
                                Joe Dannenmaier
                           Thompson & Knight L.L.P.
                        1700 Pacific Avenue, Suite 3300
                              Dallas, Texas 75201
                                (214) 969-1700

                           ------------------------


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
     Title of securities to be            Amount to be   Proposed maximum offering    Proposed maximum               Amount of
            registered                   registered (2)      price per share(1)    aggregate offering price(1)   registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
 per share...........................    200,000 shares            $3.984                 $796,875.00                 $221.53
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the common stock reported on The Nasdaq Stock Markets' National Market on November 8, 1999.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also registered hereunder.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) The Financial Statements for the 1996 Acquisition included in the Company's Registration Statement on Form S-4 (Registration No. 333-40215) filed on November 14, 1997;

     (3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

     (4) The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A of the Company heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Titan Exploration, Inc., 500 West Texas, Suite 200, Midland, Texas 79701, Attention: Corporate Secretary, (915) 498-8600.


Item 4.   Description of Securities.
          -------------------------

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") enables a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) for paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL), or (4) for any transaction from which the director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The Registrant's Certificate of Incorporation and Bylaws provide that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

     The Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as an officer or director of the Registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity. The Certificate of Incorporation and Bylaws further provide that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

     The foregoing summaries are necessarily subject to the complete text of the statute, bylaws, and certificate of incorporation referred to above and are qualified in their entirety by reference thereto.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable.


Item 8.   Exhibits.
          --------

     The following documents are filed as exhibits to this Registration
Statement:

          4.1 Titan 1999 Stock Option Plan (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K, as filed on June 11, 1999, and incorporated herein by reference).

          5.1 Opinion of Thompson & Knight L.L.P.

         23.1 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1).

         23.2  Consent of Independent Auditors.

         24.1 Power of Attorney (included on signature page of this Registration Statement).


Item 9.   Undertakings.
          ------------

      The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland and State of Texas on the 12th day of November, 1999.

                                TITAN EXPLORATION, INC.


                                By: /s/ Jack D. Hightower
                                   --------------------------------------------
                                   Jack D. Hightower, President, Chief Executive Officer and Chairman of the Board


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Titan Exploration, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Jack D. Hightower and William K. White, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                Title                         Date
                 ---------                                -----                         ----
     /s/ Jack D. Hightower                        President, Chief Executive      November 12, 1999
---------------------------------------------      Officer and Chairman of the
         Jack D. Hightower                         Board (principal executive
                                                   officer)

     /s/ George G. Staley                         Executive Vice President        November 12, 1999
-------------------------------------------        and Director
         George G. Staley

                                                  Vice President, Finance and     November 12, 1999
     /s/ William K. White                          Chief Financial Officer
-------------------------------------------        (principal financial
         William K. White                          accounting officer)


     /s/ Herbert C. Williamson, III
-------------------------------------------       Director                        November 12, 1999
         Herbert C. Williamson, III

                 Signature                             Title                            Date
                 ---------                             -----                            ----
     /s/ William J. Vaughn, Jr.
-------------------------------------------         Director                      November 12, 1999
         William J. Vaughn, Jr.

                          INDEX TO EXHIBITS

Exhibit Number                 Exhibit
--------------                 -------

   4.1 Titan 1999 Stock Option Plan (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K, as filed on June 11, 1999, and incorporated herein by reference).

   5.1            Opinion of Thompson & Knight L.L.P.

   23.1 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1).

   23.2           Consent of Independent Auditors.

   24.1 Power of Attorney (included on signature page of this Registration Statement).